Exhibit 15.4

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 16, 2006, with respect to the financial statements of Netrake Corporation included in the Registration Statement (Form 6-K No. 333-____) of AudioCodes, Ltd.

We consent to the incorporation by reference in the following Registration Statements:

(1)     Registration Statement (Form F-3 No. 333-117703) of AudioCodes, Ltd.,

(2)     Registration Statement (Form F-3 No. 333-123859) of AudioCodes, Ltd.,

(3)     Registration Statement (Form S-8 No. 333-11894) pertaining to the 1999 Key-Employee Option Plan (F) and 1999 Key-Employee Option Plan, Qualified Stock Option Plan-U.S. Employees (F) of AudioCodes, Ltd.;

(4)     Registration Statement (Form S-8 No. 333-13268) pertaining to the 1999 Key-Employee Option Plan (F), as amended, and 1999 Key-Employee Option Plan, Qualified Stock Option Plan-U.S. Employees (F) of AudioCodes, Ltd.;

(5)     Registration Statement (Form S-8 No. 333-105473) pertaining to the 1999 Key-Employee Option Plan (F) and 1999 Key-Employee Option Plan, Qualified Stock Option Plan-U.S. Employees (F) of AudioCodes, Ltd.;

(6)     Registration Statement (Form S-8 No. 333-13378) pertaining to the 2001 Employee Stock Purchase Plan-Non-U.S. and 2001 U.S. Employee Stock Purchase Plan of AudioCodes, Ltd.;

of our report dated June 16, 2006, with respect to the financial statements of Netrake Corporation.

ERNST & YOUNG LLP
Dallas, Texas
October 23, 2006